Exhibit 5.1

Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, New York 10112-0015 212.653.8700 main 212.653.8701 fax www.sheppardmullin.com

March 22, 2017

Immune Pharmaceuticals, Inc.

430 East 29th Street, Suite 940

New York, NY 10016

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Immune Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the offering by the Company of shares of common stock, par value $0.001 per share (the “Common Stock”) having an aggregate offering price of up to $1,600,000 that may be issued and sold (the “Shares”) under a Common Stock Purchase Agreement, dated March 22, 2017 (the “Purchase Agreement”), between the Company and HLHW IV, LLC (the “Buyer”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

a.	the registration statement on Form S-3 (File No. 333-198647) of the Company relating to Common Stock and other securities of the Company filed on September 8, 2014 with the Securities and Exchange Commission (the “Commission”) under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

b.	the prospectus, dated October 28, 2014 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

c.	the prospectus supplement, dated March 22, 2017 (together with the Base Prospectus, the “Prospectus”), relating to the offering of the Shares, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

d.	an executed copy of the Purchase Agreement, relating to the sale by the Company of the Shares;

e.	a copy of the Company’s Third Amended and Restated Certificate of Incorporation, as amended, and in effect on the date hereof;

f.	a copy of the Company’s Amended and Restated By-laws, in effect on the date hereof; and

g.	a copy of certain resolutions of the Board of Directors of the Company, adopted on March 20, 2017, authorizing/ratifying the execution and delivery of the Purchase Agreement, the issuance and sale of the Shares, the preparation and filing of the Prospectus, and other actions with regard thereto.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

Immune Pharmaceuticals, Inc. March 22, 2017 Page 2

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

In addition, it is understood that this opinion is to be used only in connection with the offer and sale of Shares while the Registration Statement is effective under the Securities Act.

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when the Shares are delivered to and paid for by the Buyer in accordance with the terms of the Purchase Agreement and when evidence of the issuance thereof is duly recorded in the Company’s books and records, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act amended, the Rules and Regulations or Item 509 of Regulation S-K.

This opinion letter is rendered to you solely for use in connection with the issuance and sale of the Shares in accordance with the Registration Statement as of the date first written above and is not to be relied on for any other purpose. We disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

Respectfully submitted,

/s/ Sheppard, Mullin, Richter & Hampton LLP

SHEPPARD, MULLIN, RICHTER & HAMPTON LLP